Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Westell Technologies, Inc. for the registration of $54,033,277 of various debt and equity securities and to the incorporation by reference therein of our report dated August 24, 1999, with respect to the consolidated financial statements of Teltrend Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 1999, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

Chicago, Illinois
July 30, 2001